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                                                                    Exhibit 99.1

                       ROBERT A. KIERLIN STOCK OPTION PLAN

This Plan is adopted and made by Robert A. Kierlin, of Winona, Minnesota (the "Shareholder"), for the benefit of certain employees of Fastenal Company, a Minnesota corporation with offices at Winona, Minnesota (the "Company") and its subsidiaries.

1.       Purpose.
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The Robert A. Kierlin Stock Option Plan (the "Plan") is intended to advance the interests of Fastenal Company (the "Company"), its shareholders, and its subsidiaries by encouraging and enabling selected employees upon whose judgment, initiative and effort the Company is dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its Shares. All Options granted under the Plan and all Shares sold upon exercise of Options are granted and sold by the Shareholder. Options granted under the Plan are intended to be options which do not meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code").

2.       Definitions.
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(a)      "Administrator" means the body administering the Plan.

(b) "Agent" means the Merchants National Bank of Winona, Minnesota, or its successor.

(c)      "Board" means the Board of Directors of the Company.

(d) "Company" means Fastenal Company, a Minnesota corporation, and any successor corporation.

(e)      "Common Stock" means the Company's $.01 par value Common Stock.

(f) "Date of Grant" means the date on which an Option is granted under the Plan.

(g)      "Option" means an Option granted under the Plan.

(h) "Optionee" means a person to whom an Option, which has not expired, has been granted under the Plan.

(i) "Shares" shall mean shares of Common Stock, or such other securities or property as may become subject to Options pursuant to an adjustment as provided under Section 7 of the Plan.

(j) "Subsidiary" or "Subsidiaries" means a subsidiary corporation or corporations of the Company as defined in Section 424 of the Code.

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(k)      "Successor" means the legal representative of the estate of a deceased
Optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of any Optionee.

3.       Shares Subject to Options.
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The aggregate number of Shares for which Options may be granted and which may be purchased upon the exercise of Options granted under the Plan shall not exceed 1,000,000, subject to adjustment under the provisions of paragraph 7. The Shares to be delivered upon the exercise of Options shall be Shares now outstanding and owned by the Shareholder. Such Shares shall be specifically identified, and certificates for such Shares shall be delivered by the Shareholder to the Agent, together with stock powers for transfer of such Shares, to be held by the Agent for delivery to Optionees upon exercise of Options. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the Shares subject to such Option but not purchased thereunder shall be released from the Plan and shall be redelivered to the Shareholder. The Company shall not be obligated to issue any Shares upon the exercise of Options; and neither the Agent nor the Company shall be obligated to acquire any Shares to fulfill any exercise of Options.

4.       Participants.
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All employees of the Company and its Subsidiaries shall be eligible to participate in the Plan, subject to any criteria, categories, or limitations that may be established by the Shareholder from time to time. It is the Shareholder's intent that participation be based upon criteria related to an employee's contribution to the success of the Company, including the employee's responsibility for Company revenues and profits, responsibility for managing other employees, possession of special skills, and length of service. The Shareholder shall retain the sole right and authority under the Plan to determine participation, to grant Options, and to specify the number of Shares subject to each Option.

5.       Grant of Options.
-------------------------

Options shall be granted on the first business day of each year, beginning January 3, 2000, and continuing for as long as Options are available for granting under the Plan, or until the Plan is terminated as provided herein.

6.       Terms and Conditions of Options.
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All Options granted under the Plan shall be evidenced by such writings and entries in records maintained by the Administrator and such acknowledgements by the Participant and shall be in such form as the Administrator may from time to time approve, and shall be upon the following terms and subject to the following limitations and conditions:

         (a)    Option Price. The Option price per Share with respect to each
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Option shall be the greater of $55.00 per Share or the fair market value of a
Share on the date of grant. For the

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purposes hereof, fair market value shall be determined: (i) in case the Common
Stock shall not then be listed and traded upon a recognized securities exchange or the Nasdaq National Market System, upon the basis of the mean between the bid and asked quotations for such stock on the date of grant (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on the date of grant, then upon the basis of the mean between the bid and asked quotations on the date nearest preceding the date of grant or (ii) in case the Common Stock shall then be listed and traded upon a recognized securities exchange or the Nasdaq National Market System, upon the basis of the mean between the highest and lowest selling prices at which Shares of the Common Stock were traded on such recognized securities exchange or the Nasdaq National Market System on the date of grant or, if the Common Stock was not traded on said date, upon the basis of the mean of such prices on the date nearest preceding the date of grant. The Shareholder shall determine and state the fair market value at the time of grant, and such determination shall be binding upon the Optionee and all other persons.

         (b) Period of Option. The period of each Option shall be approximately
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three years from the date of grant. Each Option shall expire on the last day of the second calendar year after the year in which the Option was granted. For example, an Option granted January 3, 2000, will expire December 31, 2002.

         (c) Vesting of Shareholder Rights. Neither an Optionee nor his
         ---------------------------------
Successor shall have any of the rights of a shareholder of the Company until the Option has been exercised and the certificates evidencing the Shares purchased are properly delivered to such Optionee or his Successor.

         (d) Exercise of Option. Each Option shall be exercisable from time to
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time during the six-month period (from July 1 through December 31) ending on the date of expiration of such Option specified in subparagraph (b) above.

         (e) Manner of Exercise. Each exercise of an Option shall be in writing,
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in such form as the Administrator may prescribe, delivered to the Administrator or its designee, specifying the number of Shares being purchased and accompanied by payment of the Option price for such Shares, by check payable to the Agent.

         (f) Nontransferability of Options. No Option shall be transferable or
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assignable by an Optionee, otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable, during the Optionee's lifetime, only by the Optionee. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process.

         (g) Termination of Employment. Upon termination of an Optionee's
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employment with the Company or a Subsidiary, any outstanding Option shall terminate unless immediately exercisable by its terms at the date of such termination of employment, and any outstanding Option that is immediately exercisable by its terms at the date of such termination of employment shall expire unless exercised on or before the earlier of 90 days after the date of such termination of employment or the date of expiration of the Option specified in subparagraph

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(b) above. The granting of an Option to a Participant does not alter in any way the existing rights of the Company and its Subsidiaries to terminate such person's employment at any time for any reason or for no reason, nor does it confer upon such person any rights or privileges except as specifically provided for in the Plan.

         (h)    Death of Optionee. If an Optionee dies while in the employ of
         --------------------------
the Company or any Subsidiary, any outstanding Option shall be exercisable by his Successor according to its terms.

7.       Adjustments.
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         (a)    In the event that the outstanding Shares of Common Stock of the
Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split, combination of shares, or dividend or other distribution payable in capital stock, the securities received on account of the Shares shall be delivered to the Agent and held subject to the Plan and then-outstanding Options. The Shareholder may make appropriate adjustment in the number and kind of Shares for the purchase of which Options may be granted under the Plan and in the Option price per Share with respect to such Options. In addition, the Administrator shall make appropriate adjustment in the number and kind of Shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the holder of the Option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the Option price per Share.

         (b) In the event of the dissolution or liquidation of the Company, any Option granted under the Plan shall terminate as of a date to be fixed by the Shareholder, provided that not less than 30 days written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period to exercise his Option as to all or any part of the Shares covered thereby including Shares as to which such Option would not otherwise be exercisable by reason of an insufficient lapse of time.

         (c) In the event of a Reorganization (as hereinafter defined) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, then

         (1) If there is no plan or agreement respecting the Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion, or exchange of the Shares under outstanding and unexercised Options for securities of another corporation, then any Option granted under the Plan shall terminate as of a date to be fixed by the Shareholder, provided that not less than 30 days written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period to exercise his Option as to all or any part of the Shares covered thereby including Shares as to which such Option would not otherwise be exercisable by reason of an insufficient lapse of time; or

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         (2)   If there is a Reorganization Agreement and if the Reorganization
         Agreement specifically provides for the change, conversion, or exchange of the Shares under outstanding and unexercised Options for securities of another corporation, then the securities received on account of the Shares shall be delivered to the Agent and held subject to the Plan and then-outstanding Options. The Shareholder may make appropriate adjustment in the number and kind of Shares for the purchase of which Options may be granted under the Plan and in the Option price per Share with respect to such Options. In addition, the Administrator shall make appropriate adjustment in the number and kind of Shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that the interest of the holder of the Option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the Option price per Share.

         The term "Reorganization" as used in this subparagraph (c) of this paragraph 7 shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.

         (d) Adjustments and determinations under this paragraph 7 shall be made by the Shareholder or Administrator, as specified herein, and their respective decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding, and conclusive.

8.       Restrictions on Issuing Shares.
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The exercise of each Option shall be subject to the condition that if at any time the Administrator shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any Shares otherwise deliverable upon such exercise upon any securities exchange or the Nasdaq National Market or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Administrator.

9.       Administration of Plan.
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The Plan shall be administered by the Board or by a committee appointed by the
Board (the "Administrator"). If the Plan is administered by a committee, it shall report all action taken by it to the Board. In administering the Plan, the Administrator shall be governed by and shall adhere to the provisions of the Plan, including any criteria for eligibility or participation established by the Shareholder from time to time. The functions of the Administrator shall be administrative and ministerial only; and the Administrator shall not have the authority to grant any Option or to

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change any provision of the Plan. Subject to the foregoing, the Administrator shall provide to the Shareholder a list of the individuals who meet the Shareholder's criteria for eligibility to participate in the Plan, ascertain the number of Shares for which each participant is eligible in accordance with such criteria, construe and interpret the Plan, and make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

10.      Delivery of Shares and Proceeds.
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Upon the exercise of an Option, the Administrator shall remit the proceeds to the Agent with instructions for transfer to the Optionee of the purchased Shares. The Agent shall cause a certificate for the purchased Shares to be issued by the Company's transfer agent and forwarded to the Administrator for delivery to the Optionee. The proceeds received from the sale of Shares pursuant to the exercise of Options granted under the Plan shall be the property of the Shareholder, and shall be delivered to him promptly by the Agent.

11.      Amendment, Suspension, or Termination of Plan.
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The Shareholder may at any time suspend or terminate the Plan or may amend it from time to time in such respects as he may deem advisable in order that the Options granted thereunder may conform to any changes in the law or in any other respect which he may deem to be in the best interests of the Company. Unless the Plan shall theretofore have been terminated as provided herein, the Plan shall terminate when all available Options have been granted and no granted Option is outstanding. No Option may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without an Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to such Optionee under the Plan.

12.      Transfer of Shares by Shareholder.
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Shares identified pursuant to Section 3 of the Plan as subject to Options may be transferred by the Shareholder, subject to the Options and other provisions of the Plan. The rights and obligations of the Shareholder under the Plan and the Options relate to the Shares so identified (and not to any other Shares held by the Shareholder), and upon transfer of such Shares the rights and obligations of the Shareholder with respect to such Shares shall be assigned to and assumed by the transferee; except that the Shareholder shall retain and the transferee shall not acquire the rights reserved by the Plan to amend, suspend or terminate the Plan, and to make adjustments and to fix the date of termination of Options upon the occurrence of certain events. The Shareholder or transferee shall notify the Agent of any such transfer, and shall deliver to the Agent copies of the transfer instrument or other evidence of the transfer. The Agent shall cause the Shares so identified and held by it to be registered in the name of the transferee, and they shall continue to be held by the Agent for delivery or release as provided in the Plan.

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13.      Effective Date of Plan.
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The effective date of the Plan is January 3, 2000.

Executed at Winona, Minnesota, this 30/th/ day of December, 1999.


                                                      /s/ ROBERT A. KIERLIN
                                                      --------------------------
                                                      Robert A. Kierlin

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